Dear Limited Partner:


         We are proposing the adoption of an amendment to the Amended and Restated Limited Partnership Agreement of The Willowbridge Fund, L.P. (the "Partnership") to eliminate December 31, 2006 as the set date on which the Partnership will terminate.

         The Amended and Restated Limited Partnership Agreement of the Partnership presently stipulates that the Partnership will terminate on a set date, December 31, 2006. At the time the Partnership was organized, this stipulation was required in order to ensure sure that the Partnership would be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. As a result of changes in the federal income tax law, the Partnership no longer needs to have a set termination date in order to be treated as a partnership for tax purposes. Accordingly, the General Partner believes it is in the best interests of the Limited Partners to remove this restrictive and unnecessary provision.

         If adopted, the proposed amendment will not affect the ability of limited partners of the Partnership to redeem their interests in the Partnership in accordance with the terms of the Partnership's Confidential Offering Memorandum and Disclosure Document and limited partners will be able to redeem their interests in the Partnership without the imposition of any exit fee, and the annual fees of the Partnership will not increase as a result of the amendment.

         A form entitled Consent of Limited Partner is enclosed. Before voting on this form, please read carefully the enclosed Solicitation Statement, which explains the proposed amendment in greater detail.

             THE GENERAL PARTNER OF THE PARTNERSHIP RECOMMENDS THAT
                        YOU VOTE "YES" TO THE AMENDMENT.

         If you need additional information, please call the General Partner at
(609) 921-0717.



                            Ruvane Investment Corporation,
                            the General Partner

                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (Amendment No.)

Filed by the Registrant /X/

Filed by a Party other than the Registrant  /  /

Check the appropriate box:

/ /  Preliminary Proxy Statement    / / Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional
     Materials
/ /  Soliciting Material
     Pursuant to Rule 14a-12


                          THE WILLOWBRIDGE FUND L.P.
                          --------------------------

               (Name of Registrant as Specified in Its Charter)
                               -----------------

         (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                          THE WILLOWBRIDGE FUND, L.P.
                                4 Benedek Road
                          Princeton, New Jersey 08540
                               October 18, 2003
                            [intended release date]

         This Solicitation Statement is being furnished to each limited partner (individually, a "Limited Partner" and, collectively, the "Limited Partners") of The Willowbridge Fund, L.P., a Delaware limited partnership (the "Partnership"), in connection with the solicitation by the Partnership of the consent of the Limited Partners to a proposed amendment (the "Amendment") to the Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 5, 1998, as amended by that First Amendment to Amended and Restated Limited Partnership Agreement, dated as of December 31, 2002 (collectively, the "Partnership Agreement"). Ruvane Investment Corporation, a Delaware corporation, is the general partner of the Partnership (the "General Partner").

         The purpose of the Amendment is to eliminate December 31, 2006 as the set date on which the Partnership will terminate.

         If Limited Partners who hold in the aggregate a majority of the outstanding limited partnership interests of the Partnership (not including any limited partnership interests held by the General Partner) consent to the Amendment, the Partnership Agreement would be changed to eliminate any set date on which the Partnership will terminate.

         This Solicitation Statement should be read carefully as it describes certain consequences of the proposed Amendment. This Solicitation Statement and the accompanying consent form are being mailed to Limited Partners of record as of the close of business on September 30, 2003 (the "Record Date"). Pursuant to Section 16 of the Partnership Agreement, the adoption of the Amendment requires the consent of Limited Partners holding more than 50% of the outstanding limited partnership interests (not including any limited partnership interests held by the General Partner). On the Record Date there were outstanding $34,470,374 of limited partnership interests (not including any limited partnership interests held by the General Partner). Accordingly, under the Partnership Agreement, the consent of Limited Partners holding more than $17,235,187 of limited partnership interests will be required for the adoption of the Amendment.

         Under applicable law, no dissenters' rights (namely, rights of nonconsenting Limited Partners to exchange their limited partnership interests in the Partnership for payment of their fair value) are available to any Limited Partner regardless whether such Limited Partner has or has not consented to the Amendment. However, it should be noted that each Limited Partner has the right to redeem all of its limited partnership interests in the Partnership as of the last day of any calendar month upon 10 days written notice in proper form to the General Partner.

         The consent form enclosed with this Solicitation Statement, to be valid, must be signed by the record owner(s) of the limited partnership interests and returned to the General Partner by 5:00 p.m. Eastern time on October 31, 2003 (subject to extension at the discretion of the General Partner for up to an additional 60 days). A Limited Partner who signs and returns a consent form may revoke it by giving written notice of revocation to the Partnership or by executing and delivering a later-dated consent form, in either case by the last date on which consents must be returned to the General Partner. A properly executed consent form received by the General Partner will be voted in accordance with the direction indicated on the form. If no direction is indicated, a properly executed consent form received by the General Partner will be voted in favor of the Amendment. If the General Partner has not received a properly executed consent from a Limited Partner by 5:00 p.m. Eastern time on October 31, 2003 it will be deemed that such Limited Partner has voted in favor of the Amendment. Voting on the Amendment will be conducted only by written consent, and no formal meeting of the Limited Partners will be held.

         THE  GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THE AMENDMENT.

         LIMITED PARTNERS ARE ASKED TO VOTE BY MARKING AND SIGNING THE ACCOMPANYING CONSENT FORM AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY 5:00 P.M. EASTERN TIME ON October 31, 2003. THE CONSENT FORM MAY ALSO BE RETURNED BY FACSIMILE AT (609) 921-0577.

                               TABLE OF CONTENTS
                               -----------------


BACKGROUND AND PURPOSE OF AMENDMENT                                      1
THE GENERAL PARTNER                                                      1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT           1
CONSENT OF LIMITED PARTNERS                                              2
ADDITIONAL INFORMATION CONCERNING THE COMPANY                            3
EXHIBIT A -- PROPOSED AMENDMENT TO PARTNERSHIP AGREEMENT                 4

                      BACKGROUND AND PURPOSE OF AMENDMENT
                     ------------------------------------


         The Partnership is soliciting the consent of the Limited Partners to the Amendment to the Partnership Agreement to provide that there is no set termination date for the Partnership. Currently the Partnership Agreement provides that the Partnership will terminate on December 31, 2006. The Partnership Agreement originally contained this set termination date in order to ensure sure that the Partnership would be treated as a partnership for federal income tax purposes rather than as an association taxable as a corporation. As a result of changes in the federal income tax law, the Partnership no longer needs to have a set termination date in order to be treated as a partnership for tax purposes. If adopted, the proposed amendment will not affect the ability of limited partners of the Partnership to redeem their interests in the Partnership in accordance with the terms of the Partnership's Confidential Offering Memorandum and Disclosure Document and limited partners will be able to redeem their interests in the Partnership without the imposition of any exit fee, and the annual fees of the Partnership will not increase as a result of the amendment.

                              THE GENERAL PARTNER
                              -------------------
         The Partnership has no directors or officers. The General Partner, Ruvane Investment Corporation, manages and conducts the business of the Partnership. The General Partner is a Delaware corporation incorporated in January 1990, and has been registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator ("CPO") since August 8, 1995; as a commodity trading advisor ("CTA") since January 12, 1990, and as an introducing broker since May 8, 1995. The General Partner is a member of the National Futures Association ("NFA"), the self-regulatory body for the futures industry.

         The principal of the General Partner is Robert L. Lerner. Mr. Lerner and a family trust of Mr. Lerner's are the sole shareholders of the General Partner. Mr. Lerner has been the director and president of the General Partner since he formed the General Partner on January 4, 1990. Mr. Lerner was the sole general partner and CPO of the Partnership since its inception until November 1995, at which time he transferred and assigned his general partnership interest to the General Partner, and had been individually registered with the CFTC as a CPO and a CTA since October 1984. Mr. Lerner is currently registered as a principal and an associated person of the General Partner. Mr. Lerner had been a sole proprietor providing consulting and marketing services to CTAs from January 1992 to January 1996, at which time he transferred his operations to the General Partner which continues to provide such services. Mr. Lerner also is president and co-founder of WoodAllen Capital Management, LLC, an investment management and advisory firm that serves as the sponsor or general partner of and/or advisor to different domestic and offshore investment vehicles. Mr. Lerner previously co-founded and was president of Partners Capital Investment Group, L.L.C., an investment adviser serving partners of leading law and consulting firms. From May 1988 until January 1992, Mr. Lerner was senior vice president and director of Mount Lucas Management Corporation, an investment advisory firm he co-founded which specializes in futures investment programs for institutional investors. From July 1985 to May 1988, Mr. Lerner was employed by Commodities Corporation (U.S.A.) N.V., a leading CTA now owned by Goldman Sachs Asset Management. Mr. Lerner also has practiced commodities and securities law. Mr. Lerner has a J.D. degree from Boston University Law School and a B.A. degree from Cornell University.

         The General Partner may benefit from the adoption of the Amendment to the extent that the General Partner will continue to receive fees from the Partnership past December 31, 2006, the date on which the Partnership is currently scheduled to terminate. If adopted, the proposed amendment will not affect the ability of limited partners of the Partnership to redeem their interests in the Partnership in accordance with the terms of the Partnership's Confidential Offering Memorandum and Disclosure Document and limited partners will be able to redeem their interests in the Partnership without the imposition of any exit fee, and the annual fees of the Partnership will not increase as a result of the amendment.

        Security Ownership of Certain Beneficial Owners and Management
        --------------------------------------------------------------

As of August 31, 2003, approximately 4,670 Partnership Units were held by 338 Limited Partners and the General Partner. The following table sets forth certain information as of August 31, 2003 with respect to each person known to the Partnership to beneficially own more than 5% of the outstanding Partnership Units.

--------------------------------------------------------------------------------
Name and Address of                  Number of Limited       Percent of
Beneficial                           Partnership Units       Total Partnership
Owner of Units
--------------------------------------------------------------------------------
Kenneth Hart, Esq.
Gunster Yoakely et al PA,             283.9814               6.0806%
Qualified Plans Master Trust
777 South Flager Drive
Suite 500 East
West Palm Beach, FL 33401
--------------------------------------------------------------------------------
Mellon Bank, Custodian Expediation    238.354                5.1036%
c/o Arlene D. Steur, AIM 193-0721
1735 Market Street
Philadelphia, PA 19103
--------------------------------------------------------------------------------
PY Family Ltd. Partnership            336.688                7.2092%
PY Corporation, General Partner
101 Morgan Lane, Ste. 180
Plainsboro, NJ 08536
--------------------------------------------------------------------------------

         The Partnership has no directors or officers. The General Partner manages and conducts the business of the Partnership. As of August 31, 2003, the General Partner owned approximately $830,909 of general partner interests in the Company, or 119.051 Partnership Units, representing approximately 2.5% of the total outstanding Partnership Units, and also beneficially owned
51.3648 Limited Partnership Units. The General Partner is owned entirely by Robert L. Lerner and trusts for the benefit of him and his family.

                          CONSENT OF LIMITED PARTNERS
                          ---------------------------

         This Solicitation Statement is being furnished to Limited Partners in connection with the solicitation by the Company of the consent of the Limited Partners to the Amendment. NO FORMAL MEETING OF THE LIMITED PARTNERS WILL BE HELD.

         A properly executed consent form received by the General Partner will be voted in accordance with the direction indicated by the Limited Partner on the form. If no direction is indicated, a properly executed consent form received by the General Partner will be voted in favor of the Amendment. To be counted, a consent form must be received by the General Partner no later than 5:00 p.m. Eastern time on October 31, 2003. If the General Partner has not received a property executed consent from a Limited Partner by 5:00 p.m. Eastern time on October 31, 2003, it will be deemed that such Limited Partner has voted in favor of the Amendment. The consent form may be returned by mail to the General Partner at the following address: Ruvane Investment Corporation, 4 Benedek Road, Princeton, New Jersey 08540. A postage paid envelope addressed to the General Partner is enclosed. The consent form may also be returned to the General Partner by facsimile at (609) 921-0577. To be valid, a consent form must be signed by the record owner(s) of the limited partnership interests represented thereby as listed in the records of the Partnership on the Record Date.

         A Limited Partner who signs and returns a consent form may revoke it by giving written notice of revocation to the Partnership or by executing and delivering a later-dated consent form, in either case by the last date on which consents must be returned to the General Partner. All questions as to the validity (including time of receipt) of all consent forms will be determined by the General Partner, which determinations will be final and binding. Pursuant to Section 16 of the Partnership Agreement, the consent of Limited Partners holding more than 50% in the aggregate of the limited partnership interests (not including any limited partnership interests held by the General Partner) will be required for the Amendment to be approved. On the Record Date there were outstanding $34,470,374 of limited partnership interests (not including any limited partnership interests held by the General Partner). Accordingly, under the Partnership Agreement, the consent of Limited Partners holding more than $17,235,187 of limited partnership interests will be required for the adoption of the Amendment. Upon receipt of the requisite approval, it will be binding on all Limited Partners, whether or not they consented.

         This Solicitation Statement has been prepared under the direction of the General Partner. The costs of preparing and mailing this Solicitation Statement and the enclosed consent form and soliciting consent will be paid by the Partnership. In addition to soliciting the consent of Limited Partners by mail, representatives of the General Partner may, at the Partnership's expense, solicit the consent of Limited Partners by telephone, telegraph, in person or by other means.


         THE GENERAL PARTNER RECOMMENDS THAT THE AMENDMENT BE APPROVED AND URGES EACH LIMITED PARTNER TO COMPLETE AND RETURN THE ENCLOSED CONSENT FORM IMMEDIATELY.

         ANY LIMITED PARTNER WITH QUESTIONS RELATING TO THE AMENDMENT SHOULD TELEPHONE THE GENERAL PARTNER AT (609) 921-0717.


                 ADDITIONAL INFORMATION CONCERNING THE COMPANY
                 ---------------------------------------------

         The limited partnership interests of the Partnership are registered under the Securities Exchange Act of 1934 and as a result the Partnership files annual and quarterly reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be read at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-(800) SEC-0330. The Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like the Partnership who file electronically with the Commission. In addition, the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Report for the nine-month period ended June 30, 2003 may be obtained by Limited Partners from the Partnership by writing to the Partnership c/o Ruvane Investment Corporation, 4 Benedek Road, Princeton, New Jersey 08540.

               EXHIBIT A PROPOSED AMENDMENT TO OPERATING AGREEMENT

The full text of the proposed Amendments to the Partnership Agreement is as follows:

                           THE WILLOWBRIDGE FUND L.P.

                               SECOND AMENDMENT TO
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

         This SECOND AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of October 31, 2003 (this "Amendment"), to the Amended and Restated Limited Partnership Agreement of The Willowbridge Fund, L.P., a Delaware limited partnership (the "Partnership"), dated as of April 5, 1998, as amended by that First Amendment to Amended and Restated Limited Partnership Agreement dated as of December 31, 2002 (collectively, the "Agreement"), is made and entered by and between Ruvane Investment Corporation, a Delaware corporation, as the general partner of the Partnership the ("General Partner"), and limited partners of the Partnership who hold in the aggregate a majority of the outstanding limited partnership interests of the Partnership (not including any limited partnership interests held by the General Partner). The limited partners of the Partnership shall be referred to herein as "Limited Partners" with the General Partner and the Limited Partners hereinafter referred to as the "Partners".

         WHEREAS, it is desired that the Agreement be amended to provide that there is no set termination date for the Partnership;

         NOW, THEREFORE, the parties hereby agree as follows:

         1.  Amendment.

         (a) Section 4(a) of the Agreement is hereby amended to read in its entirety as follows:

             "Term. The term of the Partnership shall end upon the first to occur of the following: (1) withdrawal, insolvency or dissolution of the General Partner; (2) a decline of greater than 50% in the Net Assets of the Partnership, as of the end of any month after the commencement of trading, from the Net Assets of the Partnership as of the beginning of each fiscal year (with appropriate adjustments for additions or redemptions as consistently computed by the General Partner); or (3) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued."

         (b) The last paragraph of Section 26 is hereby amended to read in its entirety as follows:

             "No amendment, whether proposed by the General Partner or Limited Partners, shall cause the Partnership to become a general partnership, change the liability of the General Partner or the Limited Partners so as to materially and adversely affect any Partner, change any Partner's share of the profits or losses of the Partnership without the consent of such Partner, or change the provisions of this paragraph."

         2.  Effectiveness.

         This Amendment shall be effective as of the date hereof.

         3.  Governing Law.

         The parties agree that this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

         4.  Amendment.

         The parties agree that on and after the date hereof, any reference in the Agreement to "this Agreement," or words of like import, shall mean the Agreement as amended hereby.

         IN WITNESS WHEREOF, this First Amendment to Amended and Restated Limited Partnership Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                     General Partner
                                     RUVANE INVESTMENT CORPORATION


                                     By:
                                        -------------------------------------
                                         Robert L. Lerner
                                         President

                                     and

                                     Limited Partners Those Limited Partners
                                     which have consented to this Second
                                     Amendment, together owning a majority of the outstanding limited partnership interests of the Partnership (not including any limited partnership interests held by the General Partner)

                                     By:  RUVANE INVESTMENT
                                          CORPORATION, as attorney-in-fact

                                     By:
                                        -------------------------------------
                                                    Robert L. Lerner
                                                    President

                          THE WILLOWBRIDGE FUND, L.P.
                       c/o Ruvane Investment Corporation
                                4 Benedek Road
                          Princeton, New Jersey 08540
                          Consent of Limited Partner

         I have received and reviewed the Solicitation Statement dated
October 17, 2003 (the "Solicitation Statement"), from The Willowbridge Fund, L.P. (the "Partnership") concerning the proposed amendment (the "Proposal") to the Amended and Restated Limited Partnership Agreement of the Partnership, as amended (the "Partnership Agreement"). In accordance with Section 16 of the Partnership Agreement, I hereby vote as follows.

         THE GENERAL PARTNER RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL. You may vote on the Proposal by marking one of the boxes below. If you sign and return this Consent without specific voting instructions, your limited partnership interests will be voted FOR the adoption of the Proposal.

         LIMITED PARTNERS WHO WISH TO VOTE ON THE ADOPTION OF THE PROPOSAL SHOULD DO SO BY CHECKING ONE OF THE BOXES BELOW.

Adopt the Proposal

______  FOR     ______  AGAINST     ______  ABSTAIN


IF THE LIMITED PARTNER IS AN INDIVIDUAL
(IF JOINT TENANTS OR TENANTS-IN-COMMON, BOTH OWNERS MUST SIGN. IF SIGNING AS EXECUTOR, ADMINISTRATOR, CUSTODIAN, TRUSTEE, ATTORNEY-IN-FACT OR GUARDIAN, PLEASE PROVIDE YOUR FULL TITLE AS SUCH):


___________________________________         ___________________________________
Signature                    Date           Signature                     Date

___________________________________         ___________________________________
Title                                       Title


IF THE LIMITED PARTNER IS A CORPORATION, PARTNERSHIP OR COMPANY:

________________________________________
 Print Name of Entity

By: ____________________________________
    Signature                Date

________________________________________
Print Name and, if applicable, Title


A properly executed Consent of a Limited Partner received by the General Partner will be voted in accordance with the direction indicated above. If no specific voting instructions are indicated, a properly executed Consent of a Limited Partner received by the General Partner will be voted FOR the Proposal. IF THE GENERAL PARTNER HAS NOT RECEIVED A PROPERLY EXECUTED CONSENT FROM A LIMITED PARTNER BY 5:00 P.M. EASTER TIME ON October 31, 2003, IT WILL BE DEEMED THAT SUCH LIMITED PARTNER HAS VOTED IN FAVOR OF THE AMENDMENT.


PLEASE RETURN THIS CONSENT FORM NO LATER THAN 5:00 P.M. EASTERN TIME ON October 31, 2003 TO:


BY U.S. MAIL OR FACSIMILE:
-----------------------------
THE WILLOWBRIDGE FUND, L.P.
c/o Ruvane Investment Corporation
4 Benedek Road
Princeton, New Jersey 08540
FAX VOTES TO: (609) 921-0577